Exhibit 99.1
FOR IMMEDIATE RELEASE
RSC Reports 1Q11 Results
SCOTTSDALE, Ariz., April 20, 2011 — RSC Holdings Inc. (NYSE: RRR), one of the largest equipment rental providers in North America, today announced financial results for the quarter ended March 31, 2011. Total revenue was $327 million and rental revenue was $272 million, compared with $261 million and $222 million, respectively, for the same period last year. The company’s first quarter net loss was $50 million, or $0.49 per diluted share, compared with a net loss of $38 million, or $0.37 per diluted share, for the first quarter 2010. The net loss in the current quarter includes $49 million of pre-tax charges associated with the company’s refinancing activities in the quarter.
Adjusted EBITDA was $99 million for the quarter, compared with $66 million for the same period last year. Adjusted EBITDA margin was 30.2% for the first quarter, compared with 25.3% in 2010. The change in profitability and margins primarily reflects increased volume and improved pricing.
First Quarter 2011 Highlights
•	Generated a 50% increase in year-over-year Adjusted EBITDA at a margin of 30.2%.
•	Grew total revenue 25% over the first quarter 2010, including a 22% increase in rental revenue.
•	Increased rental volume 20% year-over-year, the fourth consecutive quarter of volume growth.
•	Improved rental rates over the first quarter of last year by 2.0%.
•	Increased average fleet utilization for the quarter to 64%, improving from 55% in the first quarter 2010.
•	Invested $158 million in gross rental capital expenditures in response to growing demand.
•	Sold $90 million of fleet at original equipment cost with margins of 27%, up from 9% in the year ago quarter.
•	Generated 62% of revenue from industrial customers.
•	Refinanced $1.7 billion of debt at lower rates with longer maturities.
•	Maintained strong availability of $641 million under the ABL revolver as of March 31, 2011.
CEO Comments
Erik Olsson, President and Chief Executive Officer, stated: “We produced another quarter of exceptional volume growth of 20% and generated positive year-over-year pricing of 2.0%, including a 3.8% year-over-year improvement in March. These results drove a 50% year-over-year increase in EBITDA and demonstrate the continued and increasing acceptance of our leading value proposition by both industrial and non-residential construction customers. Our strategy of making consistent investments in our footprint, people, technology and sales organization throughout the downturn has positioned us to outpace the growth of our end markets as we enter the expansion phase of the business cycle.”
Outlook for 2Q11
Business activity in the company’s primary end-market, industrial and non-construction, improved on a year-over-year basis in the first quarter, while the non-residential construction end market, which makes up 35% of RSC revenues, declined at a moderating pace. These trends are anticipated to continue and RSC expects double-digit volume growth in the second quarter. In addition, the company expects utilization levels to be considerably higher than those seen in the prior year quarter and in the first quarter of 2011 with favorable year-over-year rental rates.
Mr. Olsson concluded: “We see continued strengthening in the industrial markets and are benefiting from increasing customer focus on the total cost of rental and not strictly pricing. Customers are embracing the value of our total rental solution approach including our Total Control® system. In addition, improved results were widespread with all regions delivering double digit revenue growth. As a result, we expect continued favorable year-over-year comparisons in the second quarter and remain optimistic that these positive trends will continue throughout the year.”

Conference Call
RSC Holdings will hold a conference call tomorrow at 8:00 a.m. Eastern Time. Investors may access the call by visiting the investor relations portion of the RSC website at www.RSCrental.com/Investor. To listen to the live conference call from the U.S. and Canada dial (866) 393-7634; from international locations dial (706) 679-0678. A replay of the conference call will be available through May 5, 2011. To access the replay dial: U.S. and Canada: (800) 642-1687; international (706) 645-9291. Pass code: 57728843. A replay of the webcast will also be available at www.RSCrental.com/Investor.
Investor Presentation Information
Information concerning our business and financial results that we expect to use at upcoming investor presentations will be made available on our website following the conference call and will be maintained on our website for at least the period of its use at such meetings or until updated by more current information.
About RSC Holdings Inc.
RSC Holdings Inc. (NYSE: RRR) based in Scottsdale, Arizona, is the holding company for the operating entity RSC Equipment Rental, Inc. (“RSC”), which is a premier provider of rental equipment in North America, servicing the industrial, maintenance and non-residential construction markets with $2.4 billion of equipment at original cost. RSC offers superior equipment availability, reliability and 24x7 service to customers through an integrated network of 446 branch locations across 41 states in the United States and three provinces in Western Canada. Customer solutions to improve efficiency and reduce cost include the proprietary Total Control® rental management software, Mobile Tool Rooms™ and on-site rental locations. With over 4,300 employees committed to safety and sustainability, RSC delivers the best value and industry leading customer service. All information is as of March 31, 2011. Additional information about RSC is available at www.RSCrental.com.
Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in factual circumstances. The forward-looking statements herein include statements regarding the company’s future financial position, end-market outlook, business strategy, budgets, projected costs and plans and objectives of management for future operations.
In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “plan”, “seek”, “will”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual results and developments may therefore differ materially from those described in this release.
The company cautions therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the United States Securities and Exchange Commission could affect the company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the company’s forward-looking statements.
These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, we disclaim any obligation to update these forward-looking statements to reflect future events or circumstances.
Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the company also discloses in this press release certain non-GAAP financial information including adjusted EBITDA and free cash flow. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Adjusted EBITDA GAAP Reconciliations” and “Free Cash Flow GAAP Reconciliation” included at the end of this release. Additionally, explanations of these Non-GAAP measures are provided in Annex A attached to this release.

RSC HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,		Change
	2011	2010	%
Revenues:
Equipment rental revenue	$271,775	$222,213	22.3%
Sale of merchandise	12,652	11,421	10.8
Sale of used rental equipment	42,493	27,106	56.8

Total revenues	326,920	260,740	25.4

Cost of revenues:
Cost of equipment rentals, excluding depreciation	148,976	129,292	15.2
Depreciation of rental equipment	70,889	66,645	6.4
Cost of merchandise sales	8,442	8,074	4.6
Cost of used rental equipment sales	30,970	24,637	25.7

Total cost of revenues	259,277	228,648	13.4

Gross profit	67,643	32,092	110.8

Operating expenses:
Selling, general and administrative	41,718	35,712	16.8
Depreciation and amortization of non-rental equipment and intangibles	10,225	10,057	1.7
Other operating gains, net	(719)	(2,312)	n/a

Total operating expenses, net	51,224	43,457	17.9

Operating income (loss)	16,419	(11,365)	n/a
Interest expense, net	81,959	49,793	64.6
Loss on extinguishment of debt	15,342	—	n/a
Other income, net	(337)	(199)	n/a

Loss before benefit for income taxes	(80,545)	(60,959)	n/a
Benefit for income taxes	30,113	23,131	n/a

Net loss	$(50,432)	$(37,828)	n/a

Weighted average shares outstanding used in computing net loss per common share:
Basic and diluted	103,787	103,477

Net loss per common share:
Basic and diluted	$(0.49)	$(0.37)

Other operational data (a):
Fleet utilization	63.6%	54.8%
Average fleet age at period end (months)	43	42
Same store rental revenue growth / (decline)	26.3%	(22.6)%
Employees	4,385	4,134
Original equipment fleet cost at period end (in millions)	$2,408	$2,301

(a)	Refer to attached Statistical Measures for descriptions.

RSC HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2011	2010

Assets
Cash and cash equivalents	$32,153	$3,510
Accounts receivable, net	237,163	228,532
Inventory	14,994	14,171
Deferred tax assets, net	10,494	17,912
Prepaid expense and other current assets	12,349	13,798

Total current assets	307,153	277,923

Rental equipment, net	1,394,632	1,336,424
Property and equipment, net	108,904	110,779
Goodwill and other intangibles, net	939,112	939,302
Deferred financing costs	58,309	44,205
Other long-term assets	9,336	9,342

Total assets	$2,817,446	$2,717,975

Liabilities and Stockholders’ Deficit
Accounts payable	$246,660	$193,819
Accrued expenses and other current liabilities	106,528	119,608
Current portion of long-term debt	25,603	25,294

Total current liabilities	378,791	338,721

Long-term debt	2,166,773	2,043,887
Deferred tax liabilities, net	305,084	330,862
Other long-term liabilities	29,037	41,782

Total liabilities	2,879,685	2,755,252

Total stockholders’ deficit	(62,239)	(37,277)

Total liabilities and stockholders’ deficit	$2,817,446	$2,717,975

RSC HOLDINGS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(50,432)	$(37,828)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	81,114	76,702
Amortization of deferred financing costs	2,730	3,173
Amortization of original issue discount	299	268
Share-based compensation expense	1,274	663
Gain on sales of rental and non-rental property and equipment, net of non-cash write-offs	(12,041)	(2,608)
Deferred income taxes	(31,180)	(23,666)
Gain on settlement of insurance property claims	—	(1,736)
Loss on extinguishment of debt	15,342	—
Interest expense, net on ineffective hedge	(104)	85
Changes in operating assets and liabilities	52,182	50,428

Net cash provided by operating activities	59,184	65,481

Cash flows from investing activities:
Purchases of rental equipment	(157,921)	(44,906)
Purchases of property and equipment	(2,444)	(331)
Proceeds from sales of rental equipment	42,493	27,106
Proceeds from sales of property and equipment	1,594	1,296
Insurance proceeds from rental equipment and property claims	—	1,736

Net cash used in investing activities	(116,278)	(15,099)

Cash flows from financing activities:
Net proceeds (payments) on debt	110,932	(47,020)
Financing costs	(26,826)	(624)
Proceeds from stock option exercises	1,330	15
Other	(440)	—

Net cash provided by (used in) financing activities	84,996	(47,629)

Effect of foreign exchange rates on cash	741	574

Net increase in cash and cash equivalents	28,643	3,327
Cash and cash equivalents at beginning of period	3,510	4,535

Cash and cash equivalents at end of period	$32,153	$7,862

Supplemental disclosure of cash flow information:
Cash paid for interest	$70,305	$36,831
Cash received for taxes, net	66	406

RSC HOLDINGS INC. AND SUBSIDIARIES
Rental Revenue Growth Bridge
(in thousands)

Rental Revenues
Three Months Ended
March 31,

2010	$222,213

Changes:
Volume	19.8%
Price	2.0%
Currency	0.5%

2011	$271,775

Annex A
EBITDA and Adjusted EBITDA. EBITDA, a supplemental non-GAAP financial measure, is defined as consolidated net income (loss) before net interest expense, income taxes and depreciation and amortization. Adjusted EBITDA as presented herein is a non-GAAP financial measure and is defined as consolidated net income (loss) before net interest expense, income taxes, and depreciation and amortization and before certain other items, including loss on extinguishment of debt, share-based compensation, and other (income) expense, net. All companies do not calculate EBITDA and Adjusted EBITDA in the same manner, and RSC Holdings’ presentation may not be comparable to those presented by other companies.
The company presents EBITDA and Adjusted EBITDA in this release because it believes these calculations are useful to investors in evaluating our financial performance and as a liquidity measure. However, EBITDA and Adjusted EBITDA are not recognized measurements under GAAP, and when analyzing the company’s performance, investors should use EBITDA and Adjusted EBITDA in addition to, and not as an alternative to, net income (loss) or net cash provided by operating activities as defined under GAAP.
Free cash flow. The company defines free cash flow as net cash provided by operating activities and net capital inflows (expenditures). All companies do not calculate free cash flow in the same manner, and RSC Holdings’ presentation may not be comparable to those presented by other companies. We believe free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital needs. However, free cash flow is a non-GAAP measure and should be used in addition to, and not as an alternative to, data presented in accordance with GAAP.
The accompanying tables reconcile the GAAP financial measures that are most directly comparable to these non-GAAP financial measures.

RSC HOLDINGS INC. AND SUBSIDIARIES
Adjusted EBITDA GAAP Reconciliations
(in thousands)

	Three Months Ended
	March 31,
	2011	2010
Net loss	$(50,432)	$(37,828)
Depreciation of rental equipment and depreciation and amortization of non-rental equipment and intangibles	81,114	76,702
Interest expense, net	81,959	49,793
Benefit for income taxes	(30,113)	(23,131)

EBITDA	$82,528	$65,536

Adjustments:
Loss on extinguishment of debt	15,342	—
Share-based compensation	1,274	663
Other income, net	(337)	(199)

Adjusted EBITDA	$98,807	$66,000

(Adjusted EBITDA as a percentage of total revenues)	30.2%	25.3%

	Three Months Ended
	March 31,
	2011	2010
Net cash provided by operating activities	$59,184	$65,481
Gain on sales of rental and non-rental property and equipment, net of non-cash write-offs	12,041	2,608
Gain on settlement of insurance property claims	—	1,736
Cash paid for interest	70,305	36,831
Cash received for taxes, net	(66)	(406)
Other income, net	(337)	(199)
Changes in other operating assets and liabilities	(42,320)	(40,051)

Adjusted EBITDA	$98,807	$66,000

Free Cash Flow GAAP Reconciliation
(in thousands)

	Three Months Ended
	March 31,
	2011	2010
Net cash provided by operating activities	$59,184	$65,481

Purchases of rental equipment	(157,921)	(44,906)
Purchases of property and equipment	(2,444)	(331)
Proceeds from sales of rental equipment	42,493	27,106
Proceeds from sales of property and equipment	1,594	1,296
Insurance proceeds from rental equipment and property claims	—	1,736

Net capital expenditures	(116,278)	(15,099)

Free cash flow	$(57,094)	$50,382

Statistical Measures
Fleet utilization is defined as the average aggregate dollar value of equipment rented by customers (based on original equipment fleet cost) during the relevant period divided by the average aggregate dollar value of all equipment owned (based on original equipment fleet cost) during the relevant period.
Average fleet age at period end is the number of months since an equipment unit was first placed in service, weighted by multiplying individual equipment ages by their respective original costs and dividing the sum of those individual calculations by the total original cost. Equipment refurbished by the original equipment manufacturer is considered new.
Same store rental revenue growth/(decline) is calculated as the year-over-year change in rental revenue for locations that are open at the end of the period reported and have been operating under the company’s direction for more than 12 months.
Employee count is given as of the end of the period indicated and the data reflects the actual head count as of each period presented.
Original Equipment Fleet Cost (OEC) is defined as the original dollar value of rental equipment purchased from the original equipment manufacturer (OEM). Fleet purchased from non-OEM sources is assigned a comparable OEC dollar value at the time of purchase.
Return on operating capital employed (ROCE) is calculated by dividing operating income (excluding transaction costs, management fees, and amortization of intangibles) for the preceding twelve months by the average operating capital employed. For purposes of this calculation, average operating capital employed is considered to be all assets other than cash, deferred tax assets, hedging derivatives, goodwill and intangibles, less all liabilities other than debt, hedging derivatives and deferred tax liabilities.
Investor/Analyst Contacts:
Scott Huckins, VP — Treasurer
(480) 281-6928 or
Scott.Huckins@RSCRental.com
Media Contact:
Chenoa Taitt
(212) 223-0682